Exhibit 99.2

Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance Appoints Amrit Kanwal to its Board of Directors

BOSTON – November 9, 2026 – Bain Capital Specialty Finance, Inc. (“BCSF” or the “Company”) (NYSE: BCSF) today announced the appointment of Amrit Kanwal as an independent director to its Board of Directors (the “Board”), effective November 4, 2026. Mr. Kanwal will serve on the Audit, Nominating and Corporate Governance, and Compensation Committees. BCSF’s Board now includes nine members, including six independent directors.

Mr. Kanwal is an accomplished C-suite executive leader and board director with extensive financial and strategic expertise across financial services, mutual funds, and consumer goods. Effective November 4, 2026, Mr. Kanwal was also appointed as an independent director of Bain Capital Private Credit, a non-traded business development company that is externally managed by an affiliate of BCSF Advisors, LP, the Company’s investment adviser and a subsidiary of Bain Capital Credit, LP. Mr. Kanwal currently serves as an independent director for Columbia Threadneedle Investments and as a director of the Arete Newbury Fund. Mr. Kanwal previously held board positions at MFS Investment Management, Aditya Birla Sun Life Asset Management, Meridian Funds, PanAgora Asset Management, among others. Over a 16-year tenure as Executive Vice President and Chief Financial Officer of MFS Investment Management, he drove global expansion and grew enterprise earnings more than sixfold. Previously, Mr. Kanwal served as Chief Financial Officer of Putnam Investments, where he successfully led corporate turnaround and stabilization strategies, ultimately orchestrating the firm's sale to Great-West Lifeco Inc. in 2007.

“As a proven executive leader and global strategist, Amrit will further bolster our Board’s capabilities and composition, and we welcome him to BCSF,” said Michael Ewald, Chief Executive Officer of BCSF. “His breadth of expertise in finance, treasury, and strategy and deep governance background will be a valuable resource to the Board as we continue to deliver shareholder value.”

“I have long admired Bain Capital as a firm for its partnership approach and the rigor and discipline they bring to investing,” said Mr. Kanwal. “I am proud to join BCSF’s Board and look forward to collaborating closely with my fellow directors to continue to drive the Company’s long-term success.”

Earlier in his career, Mr. Kanwal worked in corporate development and finance roles at Miller Brewing, Pepsi-Cola, and Sequa Corporation. He holds a Bachelor of Business Administration degree from the University of Texas at Austin and a Master of Business Administration degree from the University of Southern California's Marshall School of Business. Mr. Kanwal is actively involved in youth development and sports philanthropy, currently serving on the board of the US Squash Foundation.

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle market companies. BCSF is managed by BCSF Advisors, LP, an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, LP. Since commencing investment operations on October 13, 2016, and through September 30, 2026, BCSF has invested approximately $10,238.4 million in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

Katherine Schneider

Tel. (212) 803-9613

investors@baincapitalbdc.com

Media Contact:

Scott Lessne

Tel. +1 (212) 300-1800

slessne@apcoworldwide.com

Bain Capital Specialty Finance, Inc.